                                                                    Exhibit 10.1


Mr. Walter M. Higgins                                             August 4, 2006
5067 Rivedro Street
Las Vegas, NV 89135



Dear Walter:

          This letter (this "Amendment") refers to the employment agreement between you and Sierra Pacific Resources ("SPR"), a Nevada corporation, Sierra Pacific Power Company ("SPPC"), a Nevada corporation, and Nevada Power Company ("NPC"), a Nevada corporation (SPR, SPPC and NPC, collectively, the "Company") dated September 26, 2003 (the "Employment Agreement") and confirms our mutual agreement to a modification of the terms thereof. You and the Company hereby agree that the Employment Agreement shall be amended as provided herein. Defined terms used herein without definition shall have the meanings ascribed to such terms in the Employment Agreement.

     1. Term. This Amendment shall become effective upon approval by the Board (the "Amendment Date") and, subject to any early termination that may occur as provided in Section 4 of this Amendment or pursuant to Articles 6 or 7 of the Employment Agreement. The Employment Agreement, as modified herein, shall expire on June 1, 2008 (the "Employment Term"). Notwithstanding the foregoing, solely for purposes of the last sentence of Section 4.5 of the Employment Agreement, the term Expiration Date shall continue to refer to September 25, 2006.

     2. Equity Award. On the Amendment Date, the Company shall grant you an award of performance shares as set forth in Exhibit A attached hereto (the "Performance Shares"). Without limiting the generality of the foregoing, the Performance Shares shall be treated in the same manner as are the performance shares granted to replace the Phantom Shares under Sections 6 and 7 of the Employment Agreement. The Performance Shares may be earned, through the end of your employment, according to the performance criteria outlined in Exhibit A. Any such performance shares granted to you pursuant to Section 5.3 of the Employment Agreement remaining unvested as of the Amendment Date shall be canceled on the Amendment Date and Section 5.3 shall cease to apply.

     3. Termination following a Change in Control. Effective as of the Amendment Date, if your employment is terminated (as a result of a termination described in Section 7.3 of the Employment Agreement) following a Change in Control and prior to June 1, 2007, (i) the benefits provided to you pursuant to Section 7.3(A) of the Employment Agreement shall equal two times the sum of 7.3(A)(i) and 7.3(A)(ii); (ii) the benefits provided in Section 7.3(B) shall be provided for a period of twenty-four (24) months; and (iii) your benefits under the SERP shall be calculated by the amount provided for in the last sentence of
Section 4.5 of the Employment Agreement, or twenty-four (24) months, whichever is greater). In the event your employment is terminated (as a result of a termination described in Section 7.3 of the Employment Agreement) following a Change in Control and after June 1, 2007 but prior to expiration of the Employment Term (x) the benefits provided to you pursuant to Section 7.3(A) of the Employment Agreement shall equal one times the sum of 7.3(A)(i) and 7.3(A)(ii); (y) the benefits provided in Section 7.3(B) shall be provided for a period of twelve (12) months; and (z) your benefits under the SERP shall be calculated by the amount provided for in the last sentence of Section 4.5 of the Employment Agreement, or twelve (12) months, whichever is greater).

     4. Succession. You acknowledge and agree that in connection with the Company's planning for your contemplated succession, your ceasing to serve as President and/or Chief Executive Officer of the Company or any of its subsidiaries shall not provide grounds for you to terminate your employment with the Company for Good Reason provided that you continue to serve as Chairman of the Board through the remainder of the Employment Term.

     5. Resignation with Board Consent/Completion of Employment Term. In the event you remain employed by the Company through June 1, 2008 or resign your employment prior to June 1, 2008, with the consent of the Board, the Company shall: (i) continue to make Base Salary payments to you through June 1, 2008,
(ii) pay you any short term incentive earned in any measurement period which had been completed prior to the date on which such resignation occurs and which had not previously been paid, (iii) pay you a cash amount in respect of any accrued but unused vacation days, (iv) reimburse you for any business expenses incurred on or prior to the date of your resignation that are eligible for reimbursement in accordance with the Company's expense reimbursement policies as then in effect, (v) pay you a cash amount, or at the discretion of the Board and if legally permissible, stock, equal to the number of Performance Shares then remaining unvested multiplied by a fraction, the numerator of which shall be the number of days between the Amendment Date and the date of your resignation and the denominator of which shall be the number of days between the Amendment Date and June 1, 2008; provided, however, that the payment under this Section 5 shall only be made if the Board determines, in good faith, at such time that there is a reasonable opportunity for the performance goals and measures set forth in Exhibit A attached hereto to be achieved by the respective target dates, (vi) to the extent permitted under the terms of the Company's employee welfare benefit plans and applicable law, provide you and your spouse with coverage under such plans, (vii) provide you with an office at the principal SPR/SPPC offices in the Reno/Sparks area or in your residence for a period of three years following such resignation, (viii) maintain, until you reach age seventy, a life insurance policy providing a minimum benefit of $1,000,000 for the beneficiaries of your designation and (ix) transfer to you of membership in one Reno club of your choosing. This Section 5 will not limit your entitlement to any other benefits then available to you under any agreement, benefit plan, or policy that is maintained by the Company or its affiliates for your benefit or in which you participated.

     6. Section 409A Compliance. The parties intend that any severance, benefits or other compensation under the Employment Agreement and this Amendment be paid or provided to you in compliance with Section 409A of the Code such that there are no adverse tax consequences, interest, or penalties as a result of the payments or benefits. The parties agree to modify the timing of such severance, benefits or other compensation to the extent necessary to comply with Section 409A.

     7. Consulting Agreement. Upon the expiration of this Amendment, Mr. Higgins and the Board may enter into a consulting agreement for a period of not more than six months to assist with the transition to his successor.

     Except as provided herein, all other terms of the Employment Agreement shall remain in full force and effect.

     Please confirm your acknowledgment of, and consent to, this Amendment by signing and returning the enclosed copy of this letter.


Sincerely,

..
                                    Accepted this     day of              , 2006
                                                  ---        -------------

                                    --------------------------------------
                                    Walter M. Higgins




Acknowledged and agreed to by:

SIERRA PACIFIC RESOURCES



By
  ------------------------------------------

                                                                       EXHIBIT A

                          SUMMARY OF PERFORMANCE SHARES

The following table summarizes the principal terms applicable to the Performance Shares granted pursuant to the Amendment to which this Exhibit A is attached. You will not be permitted to sell, transfer, or alienate any Performance Shares until they become vested. Any unvested Performance Shares shall vest after the Company achieves the performance goals and measures set forth below. Until such time as the Performance Shares have vested, you shall have the right to receive dividends with respect thereto, with all such dividends being credited to you as additional Performance Shares. Except as provided in Section 4 of the Amendment, any unvested Performance Shares shall be canceled on June 1, 2008.

--------------------------------------------- ------------------------------------------------------------ -------------------------
MEASURE                     SUMMARY OF MEASURE                                                             SHARES SUBJECT TO MEASURE
--------------------------  ------------------------------------------------------------------------------ -------------------------

TOTAL SHAREHOLDER RETURN    o Align CEO total shareholder return plan with the Executive relative total shareholder return plan.
                            o Performance will be measured versus the Dow Jones Utility Index (the "DJUI")
                            o Threshold is achieved if SPR is positioned at the 40th percentile of the
                              DJUI. 50% of target award delivered.                                                 Target 85,000
                            o Target is achieved if SPR is positioned at or above the 50th percentile of          Maximum 135,000
                              the DJUI. Target award delivered.
                            o Maximum is achieved if SPR is positioned at or above the 75th percentile of the DJUI. Maximum award delivered.
                            o There is no payout for performance below the 40th percentile of the DJUI.
--------------------------- ------------------------------------------------------------------------------ -------------------------
DEFERRED ENERGY COSTS       o Recover all of deferred energy charges previously denied in 2002 PUCN                    50,000
                              deferred energy cases or such lesser amount as determined appropriate by the
                              Board for purposes of this Amendment.
                            o The number of shares delivered will be based on the Board's assessment of the level of achievement.
--------------------------- ------------------------------------------------------------------------------ -------------------------
CREDIT RATING               o Restore numeric credit financial ratios of the Company to investment grade              100,000
                              status for the senior secured debt of the utilities.
                            o 100% of shares delivered if goal is attained, otherwise no shares delivered.
---------------------------  ----------------------------------------------------------------------------- -------------------------
PERFORMANCE MILESTONES      o Satisfactory achievement of remaining regulatory and litigation milestones               65,000
(REGULATORY/LITIGATION)       as measured by the Board.
                            o The number of shares delivered will be based on the Board's assessment of the level of achievement.
--------------------------- ------------------------------------------------------------------------------ -------------------------
RESTORATION OF THE DIVIDEND o Restore quarterly common stock dividend.                                                100,000
--------------------------- ----------------- ------------------------------------------------------------ -------------------------



                                                                       July 2006

---------------------------------------------------------------------------------------------------------- -------------------------
MEASURE                     SUMMARY OF MEASURE                                                             SHARES SUBJECT TO MEASURE
--------------------------  ------------------------------------------------------------------------------ -------------------------
                            o 100% of shares delivered if goal is attained, otherwise no shares delivered.
--------------------------- ------------------------------------------------------------------------------ -------------------------
OTHER                       o Attain Public Utility Commission approval and secure all necessary licenses             50,000
                              and permits that are required to commence construction for the proposed Ely plant.
                            o The number of shares delivered will be based on the Board's assessment of the level of achievement.
--------------------------- ------------------------------------------------------------------------------ -------------------------



                                                                       July 2006